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                                                            Exhibit 99.(a)(1)(D)

                                 ELECTION FORM

Chordiant Software, Inc.
20400 Stevens Creek Blvd.
Suite 400
Cupertino, CA  95014
Attn: Tony Boccanfuso

     I have received and carefully reviewed Chordiant Software, Inc.'s Offer to Exchange (the "Offer"), the cover letter and Summary of Terms, each dated May 4, 2001, sent to the employees, consultants and non-employee directors of Chordiant Software, Inc. (the "Company") and its wholly-owned subsidiaries who hold options to purchase common stock of the Company granted prior to May 4, 2001 under the Chordiant 1999 Equity Incentive Plan, the Chordiant 1999 Non-Employee Directors' Stock Option Plan, the Chordiant 2000 Nonstatutory Equity Incentive Plan, the White Spider Software 2000 Stock Incentive Plan and the Prime Response 1998 Stock Option/Stock Issuance Plan (together the "Plans").

     Pursuant to the terms of the Offer, I elect to have one or more Eligible Options (as such term is defined in the Offer) held by me, as specified below, cancelled in exchange for a right to receive New Options (as that term is defined in the Offer). I hereby agree that, unless I revoke my election on or before 12:00 p.m., Pacific Daylight Time, on June 6, 2001 (or a later expiration date if the Company extends the Offer), my election will be irrevocable and, if accepted by the Company, such surrendered Eligible Options will be cancelled in their entirety at 12 p.m., Pacific Daylight Time, on June 6, 2001 (or a later expiration date if the Company extends the Offer). I understand that, subject to my continuous service through the grant date of the New Option, I will have the right to receive a New Option, to be granted on December 10, 2001, and as described in the Offer.

[ ] I hereby elect to cancel, upon the terms and conditions stated in the Offer, the following Eligible Option(s):

   Option      Option Grant       Number of Shares to be            Option            Option Grant         Number of Shares to be
   Number         Date                  Exchanged                   Number                Date                   Exchanged
-------------------------------------------------------------     ------------------------------------------------------------------

-------------------------------------------------------------     ------------------------------------------------------------------

-------------------------------------------------------------     ------------------------------------------------------------------


     I understand that any Eligible Options granted to me on or after December 6, 2000 will automatically be surrendered for cancellation under the Offer, even if such options are not listed above. I agree to deliver to the Company the original stock option grant form(s) for such options. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option(s) after the date of this election (unless I revoke this election) and that such options will be cancelled as of June 6, 2001 (or a later expiration date if the Company extends the Offer).

     I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment or services with the Company (except on an at will basis). I agree that the Company has made no representations or warranties to me regarding this Offer or the future pricing of the Company's common stock and that my participation in this Offer is at my own discretion. I agree that the Company shall not be liable for any costs, taxes, loss or damage that I may incur through my election to participate in this Offer.

[ ]  I DO NOT accept the offer to exchange options



________________________________      Date:____________________________________
     Optionee Signature

Name:___________________________      Identification Number:___________________
         (Please print)

Chordiant Software, Inc. hereby agrees and accepts this Election Form, and such acceptance shall be binding on the Company's successors, assigns and legal representatives:

Chordiant Software, Inc.

________________________________      Date:____________________________________
Steve G. Vogel
Senior Vice President of Finance, Chief  Financial
Officer and Chief Accounting Officer